EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT


      Employment Agreement, dated as of August 2, 2005, by and between John Ermilio, an individual with an address at 114 Terra Alta Circle, Havertown, Pennsylvania 19083 ("Ermilio"), and Haddon Strategic Alliances, Inc., a New Jersey corporation with its principal office located at 89 N. Haddon Avenue, Haddonfield, New Jersey 08033 (the "Company").

                                    RECITALS

      A. Pursuant to that certain Stock Purchase Agreement, dated August 2, 2005 (the "Purchase Agreement"), among the Company, Ermilio and National Investment Managers Inc. ("Purchaser"), contemporaneously with the execution of this Agreement, Purchaser is acquiring 100% of the Company's issued and outstanding common stock from Ermilio. Capitalized terms used but not defined herein have the meanings given to them in the Purchase Agreement.

      B. Purchaser has agreed to cause the Company to retain Ermilio as an employee, and Ermilio desires to be employed by the Company, all upon the terms and conditions set forth herein.

      NOW, THEREFORE, the Company and Ermilio agree as follows:

1 Engagement; Duties. Subject to the terms and conditions set forth herein, the Company shall employ Ermilio, and Ermilio shall serve the Company, as Vice President - Investments. In such capacity, Ermilio shall continue to perform duties and be assigned responsibilities that are substantially similar to those performed by Ermilio immediately prior to the date hereof and as may be assigned to him from time to time. The Purchaser will create an investment committee with Stephen H. Rosen as Chairperson to periodically review Company investment policies and approved investment products for sales personnel. During the Term (as defined below), Ermilio shall report to Stephen H. Rosen and/or such other person in charge of managing the entity for whom Ermilio performs services. During the Term, Ermilio shall use his best efforts to promote the interests of the Company, shall perform his duties faithfully and diligently, consistent with sound business practices and shall devote his full business time to the performance of his duties for the Company in accordance with the terms hereof.

2 Compensation. As consideration for the performance by Ermilio of Ermilio's obligations under this Agreement, the Company shall compensate Ermilio as follows:

      (A) During the Term, Ermilio will be paid an amount equal to a fixed percentage (the "Net Revenue Percentage") of Net Revenues (as defined below) of New Clients, based on amounts collected. "New Clients" means persons or entities engaged by the Company as clients after the date hereof, excluding Existing Clients (as defined below). The Net Revenue Percentage with respect to any New Client shall be (i) Forty Percent (40%) for the first year after such New Client engages the Company, (ii) Ten Percent (10%) for the second year of such engagement, (iii) Ten Percent (10%) for the third year of such engagement, and
(iv) Zero Percent (0%) thereafter. All Net Revenues from all sources shall be paid first to the Company, which shall thereafter pay to Ermilio his allocable portion of Net Revenues as determined hereunder. In addition, if Ermilio is the introducing seller on a product marketed by an affiliated entity of the Purchaser other than the Company, such as wrap products and separate managed accounts, Ermilio will be paid an amount equal to Twenty Percent (20%) of the revenues ultimately derived by such affiliate that are generated by such product for three years after the initial sale.

      (B) "Net Revenues" shall mean an amount equal to (i) gross commissions, overrides on securities transactions paid by or through broker-dealers and any other fees payable to Ermilio or the Company, less (ii) any commissions and other fees payable to the broker-dealer(s) or insurance companies with whom Ermilio is affiliated, less (iii) any other costs or charges imposed by the broker-dealer, insurance company or any other third party, as determined by the Company. The determination of Net Revenues by the Company shall be binding on the parties, absent manifest error.

      (C) Compensation shall be payable to Ermilio on a monthly basis, in all cases subject to collection of Net Revenues by the Company. The Company shall deduct from the compensation paid to Ermilio any federal, state or local withholding taxes, social security contributions and any other amounts which may be required to be deducted or withheld by the Company pursuant to any federal, state or local laws, rules or regulations.

      (D) The parties acknowledge and agree that Ermilio shall not receive any compensation on future revenues generated from persons, entities or plans that are clients of the Company on the date hereof, a list of which clients is attached hereto as Schedule 2, or their respective affiliates and/or plans managed or operated by them (collectively, "Existing Clients"). "Existing Clients" shall also include (i) clients establishing accounts with the Company after the date hereof with funds transferred from Company accounts in existence on the date hereof, and (ii) clients having accounts with the Company on the date hereof into which new funds are deposited after the date hereof.

      (E) Ermilio shall make record-keeping arrangements with the broker-dealer(s) with whom he is affiliated, in a manner satisfactory to the Company, to distinguish between revenues derived from New Clients and revenues derived from Existing Clients.


3 Delivery of Funds to the Company. During the Term, Ermilio (a) shall promptly deliver to the Company, or cause his bank, broker-dealer or other third party, as the case may be, to automatically transfer to the Company, without deduction, by irrevocable written instruction, all revenues derived by him as a registered representative, registered investment adviser or otherwise, to an account in the name of the Company, and (b) shall ensure that any current or future employee of the Company (irrespective of whether Ermilio splits commissions with such employee) shall promptly deliver to the Company, or cause his or her bank, broker-dealer or other third party, as the case may be, to automatically transfer to the Company, without deduction, by irrevocable written instruction, all revenues derived by such person as a registered representative, registered investment adviser or otherwise, to an account in the name of the Company.

4 Compliance with Rules and Regulations. Ermilio shall act in strict compliance with all applicable rules and regulations relating to the performance of his obligations hereunder, including, without limitation, the rules and regulations of the Securities and Exchange Commission and the NASD, the Investment Advisers Act of 1940, as amended, and all other applicable federal and state securities and other statutes and regulations, and shall maintain all securities and insurance licenses and registrations required for the performance of his obligations hereunder in full force and effect at all times during his employment by the Company. Ermilio shall bear the costs of applying for and maintaining all such licenses and registrations. Ermilio shall promptly notify the Company in writing of any inquiry, claim or actual or threatened complaint or action by any third party or regulatory agency relating to his duties and obligations hereunder. If any required license or registration terminates, expires or is revoked, Ermilio shall so advise the Company and shall immediately cease any and all activities until such license is reinstated.

5 Indemnification. Ermilio shall indemnify and hold harmless the Company and its affiliates (including the Company), and each of their respective directors, officers, employees, agents, representatives, stockholders and controlling parties and all of their successors and assigns (each an "Indemnified Person") from, and defend each of them from and against, and will pay each Indemnified Person for, any and all demands, claims, actions, liabilities, losses (trading or otherwise), judgments, settlement costs, judgments, damages (including, without limitation, special, consequential and punitive damages), costs, penalties, fines and expenses (including, without limitation, interest, costs of investigation and defense and the reasonable fees and expenses of attorneys and other professionals and experts), asserted against, imposed upon or incurred by any such Indemnified Person, directly or indirectly, resulting from or arising out of or in connection with (i) any breach by Ermilio of his duties, responsibilities or obligations hereunder, (ii) any alleged violation by Ermilio of any law or regulation relating to such duties, responsibilities or obligations, (iii) any failure by Ermilio to maintain in full force and effect all required licenses and registrations and (iv) any complaint, regulatory action or investigation by any third party or governmental agency relating to any account for which Ermilio is the representative of record. The provisions of this Section shall survive termination of this Agreement.

6 Fringe Benefits. During the Term, Ermilio shall be entitled to those fringe benefits and perquisites that are provided to other employees of the Company generally, including any health or other insurance, pension and/or retirement, or welfare plan.

7 Term. The term of this Agreement ("Term") shall commence on the date hereof. This Agreement is terminable by either party at any time on written notice to the other party. Upon termination of this Agreement, Ermilio's rights to payment of compensation hereunder shall cease, and the Company shall pay to Ermilio (a) any compensation due and payable to Ermilio for the period preceding such termination, based on amounts collected, and (b) any amounts or benefits due through the date of termination under this Agreement and any benefit plan, or program in accordance with the terms of said plan or program, but without duplication.

8     Non-Disclosure; Non-Competition and Non-Solicitation.

      (A) Non-Disclosure. Ermilio understands and agrees that the business of the Company is based upon specialized work and Confidential Information (as hereinafter defined). Ermilio agrees that he shall keep secret all Confidential Information and that he will not, directly or indirectly, use for his own benefit or for the benefit of others nor Disclose (as hereinafter defined), without the prior written consent of the Company, any Confidential Information. At any time upon the Company's request and upon expiration or earlier termination of this Agreement, Ermilio shall turn over to the Company all books, notes, memoranda, manuals, notebooks, records and other documents made, compiled by, delivered to, or in the possession or control of Ermilio containing or concerning any Confidential Information, including all copies thereof, in any form or format, including any computer hard disks, wherever located, containing any such information, it being agreed that the same and all information contained therein are at all times the exclusive property of the Company. The provisions of this Section 8(A) shall survive for a period of three (3) years following the Termination Date.

      As used in this Agreement, the term "Confidential Information" means any information or compilation of information not generally known to the public or the industry, that is proprietary or confidential to the Company, its Affiliates (as hereinafter defined) and/or those doing business with the Company and/or its Affiliates, including but not limited to know-how, process, techniques, methods, plans, specifications, trade secrets, patents, copyrights, supplier lists, customer lists, mailing lists, financial information, business plans and/or policies, methods of operation, sales and marketing plans and any other information acquired or developed by Ermilio in the course of his past, present and future dealings with the Company, which is not readily available to the public.

      "Confidential Information" does not include any information, datum or fact: (a) currently available to the public as of the date hereof; (b) after it becomes available to the public other than as a result of a breach hereof or other wrongful conduct by Ermilio; (c) after it becomes available to Ermilio on a nonconfidential basis from a source other than the Company or its Affiliates or a person or entity breaching his or its confidentiality agreement or other relationship of confidence with the Company or its Affiliates; or (d) developed independently by Ermilio without any reference to or use whatsoever of any Confidential Information of the Company or its Affiliates.

      As used in this Agreement, the term "Disclose" means to reveal, deliver, divulge, disclose, publish, copy, communicate, show, allow or permit access to, or otherwise make known or available to any third party, any of the Confidential Information.

      (B) Non-Competition. Ermilio covenants and agrees that, during the term of the Non-Competition, Non-Solicitation and Non-Disclosure Agreement, of even date herewith ("Non-Competition Agreement"), between the Purchaser and Ermilio, Ermilio will refrain from competing with the Company and its affiliates in accordance with the terms thereof.

      (C) Injunctive Relief. If Ermilio shall breach or threaten to breach any of the provisions of Section (8(A) and/or Section 8(B), in addition to and without limiting any other remedies available to Company at law or in equity, the Company shall be entitled to seek immediate injunctive relief in any court to restrain any such breach or threatened breach and to enforce the provisions of Section 8(A) and/or Section 8(B), as the case may be. Ermilio acknowledges and agrees that there is no adequate remedy at law for any such breach or threatened breach and, in the event that any proceeding is brought seeking injunctive relief, Ermilio shall not use as a defense thereto that there is an adequate remedy at law.

9 Representations and Warranties of Ermilio. Ermilio represents and warrants to Company that the execution and delivery of this Agreement and the performance of Ermilio's obligations pursuant hereto shall not conflict with or result in a breach of any provisions of any (a) agreement, commitment, undertaking, arrangement or understanding to which Ermilio is a party or by which Ermilio is bound; or (b) order, judgment or decree of any court or arbitrator. Ermilio further represents and warrants to the Company that he currently holds, and covenants to the Company that during the Term he shall continue to hold, all required licenses and registrations for the performance of his duties hereunder. All such required licenses and registrations are listed on Schedule 1 annexed hereto.

10    General Provisions.

      (A) Notices. All notices and other communications under this Agreement shall be in writing and may be given by personal delivery, registered or certified mail, postage prepaid, return receipt requested or generally recognized overnight delivery service. Notices shall be sent to the appropriate party at that party's address set forth above or at such other address for that party as shall be specified by notice given under this Section. All such notices and communications shall be deemed received upon (a) actual receipt by the addressee or (b) actual delivery to the appropriate address. Copies of notices hereunder shall be sent as follows: If to Ermilio - to: Frank Ermilio, Esq., 1608 Walnut Street, Suite 401, Philadelphia, PA 19103, fax no. 215 735 0420; and if to the Company, to: National Investment Managers Inc., 830 Third Avenue, New York, NY 10022, attention: President, and to: Cohen Tauber Spievack & Wagner LLP, 420 Lexington Avenue, Suite 2400, New York, NY 10170, fax no. 212 586 5095, attention: Adam Stein, Esq.

      (B) Assignment. This Agreement shall be binding upon, and inure to the benefit of, the parties' respective successors, permitted assigns, and heirs and legal representatives. This Agreement may be assigned by the Company to, and thereupon shall inure to the benefit of, any organization which succeeds to substantially all of the business or assets of the Company, whether by means of merger, consolidation, acquisition of all or substantially all of the assets of the Company or otherwise, including, without limitation, by operation of law. This Agreement is a personal services contract and may not be assigned by Ermilio nor may the duties of Ermilio hereunder be delegated by Ermilio to any other person.

      (C) Severability. If any provision of this Agreement, or the application of any provision to any person or circumstance, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and the application of that provision to other persons or circumstances shall not be affected, but shall be enforced to the full extent permitted by law.

      (D) No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

      (E) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws that would result in the application of the laws of another jurisdiction. This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted. Each of the parties hereby unconditionally and irrevocably waives the right to a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties unconditionally and irrevocably consents to the exclusive jurisdiction of the courts of the State of New York located in the County of New York and the Federal district court for the Southern District of New York located in the County of New York with respect to any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and each of the parties hereby unconditionally and irrevocably waives any objection to venue in any such court.

      (F) Counterparts. This Agreement may be executed in counterparts, both of which shall be considered an original, but both of which together shall constitute the same instrument.

      (G) Entire Agreement; Amendment. This Agreement contains the complete statement of all the arrangements between the parties with respect to its subject matter, supersedes all prior agreements between them with respect to that subject matter, and may not be changed or terminated orally. Any amendment or modification must be in writing and signed by the party to be charged.





                                   [SIGNATURE PAGE TO FOLLOW]

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                    HADDON STRATEGIC ALLIANCES, INC.

                                    By: __________________________
                                    Name:
                                    Title:

                                    -------------------------------
                                    JOHN ERMILIO
































               [SIGNATURE PAGE - ERMILIO EMPLOYMENT AGREEMENT]